                                                                    EXHIBIT 10.1


                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 -----------------------------------------------
                               AND LOAN DOCUMENTS
                               ------------------


         THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS (this "Amendment"), dated as of September 13, 1999, is between NATIONAL BANK OF CANADA, a Canadian chartered bank ("Lender"), METRETEK TECHNOLOGIES, INC. (f/k/a Marcum Natural Gas Services, Inc.), a Delaware corporation ("Metretek Technologies"), METRETEK, INCORPORATED, a Florida corporation ("Metretek Inc."), and SOUTHERN FLOW COMPANIES, INC., a Delaware corporation (each, a "Borrower", and collectively, "Borrower" or "Borrowers"), and SIGMA VI, INC., a Florida corporation ("Pledgor").

                                    Recitals
                                    --------

A. Lender, Borrowers and Pledgor entered into a Loan and Security Agreement dated April 14, 1998, as amended by an Amendment to Loan and Security Agreement and Loan Documents dated as of June 8, 1999 (as amended, the "Loan Agreement"), providing for the Metretek Loans and the Southern Flow Loans, as more fully set forth in the Loan Agreement. Defined terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement. On June 8, 1999, Metretek Technologies changed its name from Marcum Natural Gas Services, Inc. to Metretek Technologies, Inc.

B.       The Loans are secured by the Collateral.

C. The Borrower has requested that Lender permit Borrower to incur certain expenditures in connection with the Web Project (as defined herein) and that Lender revise certain financial covenants to reflect Borrower's expenditures in connection with the Web Project, and Lender has agreed to the above subject to the terms and conditions set forth in this Amendment.

                                    Agreement
                                    ---------

IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrowers and Pledgor agree as follows:

1. Revision to Loan Agreement. The Loan Agreement is hereby amended as follows:

         1. Web Project. The Loan Agreement is amended by adding a new Article 13A immediately after Article 13 and prior to Article 14 which shall read as follows:

                                   ARTICLE 13A

                  EXPENDITURES IN CONNECTION WITH WEB PROJECT.
                  --------------------------------------------


         (a) As used in this Agreement, the following terms shall have the following meanings:

                  i. "Web Project" means any and all activities of any nature whatsoever related directly or indirectly to the development or implementation of a web-based delivery system for energy acquisition services, including without limitation all activities undertaken pursuant to the Agreement, executed July 27, 1999, between Metretek Technologies and Scient Corporation or any other agreement between any Metretek Technologies and Scient.

                  ii. "Web Project Expenditures" means any and all expenditures related directly or indirectly to the Web Project.

         (b) Borrower shall be entitled to incur Web Project Expenditures in an amount of up to $700,000 in the aggregate after the date hereof; provided that on the date Borrower incurs any such Web Project Expenditure (i) no Event Default shall have occurred and no event that with notice or the passage of time would constitute an Event of Default shall have occurred, (ii) the Loan Availability shall exceed the aggregate unpaid principal amount of all Loans by at least $300,000 and there shall be no accounts payable of Borrower which are more than 60 days past due, other than those which are the subject of a bonafide dispute and which are paid promptly after the dispute is resolved.

         (c) In addition to the amount set forth in (b) above, Borrower may incur Web Project Expenditures in an amount equal to the sum of (i) new equity contributed to the Borrower after the date hereof, which equity contribution must be on terms and conditions reasonably acceptable to the Lender; (ii) indebtedness incurred after the date hereof for the purpose of financing Web Project Expenditures, which indebtedness must be unsecured, fully subordinate to the Loans, not repaid until the Loans have been repaid in full and otherwise be on terms and conditions and in form and substance acceptable to Lender in its sole discretion; and (iii) the net income of Metretek Technologies after June 30, 1999; provided that at the time of such Web Project Expenditures, the conditions in (b)(i) and (b)(ii) above are complied with.

2. Covenants. The Loan Agreement is hereby further amended by amending subsections (ii), (iv) and (v) of section 12(q) in their entirety, (Financial Covenants) to read as follows:

         (ii) Marcum's consolidated combined minimum tangible net worth (as such term is defined in accordance with GAAP and including any and all subordinate debt which has been approved by Lender in this Agreement or otherwise in its sole discretion) shall not be less than the amounts set forth below for the period set forth below:

----------------------------------------------------------------------------
           Financial Period                  Minimum Tangible Net Worth
----------------------------------------------------------------------------
from the date hereof up to and          $7,050,000
including 12/30/99
----------------------------------------------------------------------------
12/31/99                                $7,400,000
1/1/00 up to and including              $7,400,000 plus 90% of Marcum's net
12/31/00                                income for the fiscal year ended
                                        12/31/99
----------------------------------------------------------------------------
1/1/01 up to and including              $7,400,000  plus 90% of Marcum's net
12/31/01                                income for the fiscal year ended
                                        12/31/99 plus 90% of  Marcum's net
                                        income for the fiscal year ended
                                        12/31/00
----------------------------------------------------------------------------

(iv) Marcum, on a consolidated basis, shall maintain net profit before taxes and before extraordinary gains (as such terms are defined in accordance with GAAP) determined on a combined basis of at least the amount set forth below for the period set forth below:

----------------------------------------------------------------------------
     Financial Period                      Net Profit Before Taxes and
     ----------------                      ---------------------------
                                                Extraordinary Gains
                                                -------------------
----------------------------------------------------------------------------
Fiscal year ended 12/31/99              ($650,000)
----------------------------------------------------------------------------
Fiscal year ended 12/31/00              $400,000
----------------------------------------------------------------------------
Fiscal year ended 12/31/01              $400,000
----------------------------------------------------------------------------

Borrower's compliance with this subsection (iv) shall be determined without regard to Web Project Expenditures permitted pursuant to Article 13A and such permitted Web Project Expenditures shall be disregarded in such calculation.

(v) The ratio of Marcum's consolidated earnings before interest, taxes, depreciation, amortization and extraordinary gains to interest expense (as such terms are defined in accordance with GAAP) and determined on a combined basis shall not be less than 2.0 to 1.0 for each fiscal year. Borrower's compliance with this subsection (v) shall be determined without regard to Web Project Expenditures permitted pursuant to Article 13A and such permitted Web Project Expenditures shall be disregarded in such calculation.

2. Warrants. In consideration for Lender entering into this Amendment, Borrower agrees within 30 days after the date hereof (a) to deliver to Lender warrants to purchase 20,000 shares of Metretek Technologies common stock at a price of $5.00 per share, exercisable at any time within three years after the date hereof and substantially in the form of Exhibit A attached hereto, and (b) file, obtain effectiveness as soon thereafter as reasonably practicable and maintain effective at all times a Form S-3 registration statement covering the shares to be issued pursuant to the warrants which will allow such stock to be freely sold without any securities law restrictions. Failure to deliver such warrants or effect and maintain such registration shall, at Lender's option, constitute an event of default.

3. Loan Documents.

         1. Lender, Borrowers and Pledgor agree that any and all notes or other documents executed in connection with the Loans (collectively, the "Loan Documents") are hereby amended to reflect the amendments set forth herein and that no further amendments to any Loan Documents are required to reflect the foregoing.

         2. All references in any document to the Loan Agreement or any other Loan Document shall refer to the Loan Agreement or such Loan Document as amended pursuant to this Amendment.

4. Fees and Expenses. (a) In consideration for Lender entering into this Amendment, Borrower shall pay to Lender an amendment fee equal to $10,000 payable upon the execution of this Agreement.

                  (b) In addition to the amendment fee described in subsection
(a) above, Borrower shall pay or cause to be paid all of the expenses incurred by the Lender in connection with the transactions contemplated by this Amendment, including, without limitation, the reasonable fees and disbursements of Lender's attorneys and their staff, and any recording and filing fees, charges and expenses. If Borrower fails to pay such fees within 15 days after written request by Lender, such failure shall constitute an Event of Default.

5. Representations and Warranties. Each Borrower and Pledgor hereby certifies to the Lender that as of the date of this Amendment (taking into consideration the transactions contemplated by this Amendment), all of such Borrower's or Pledgor's representations and warranties contained in the Loan Agreement and all Loan Documents are true, accurate and complete in all material respects, and no Event of Default or event that with notice or the passage of time or both would constitute an Event of Default has occurred under the Loan Agreement or any Loan Document. Without limiting the generality of the foregoing, each Borrower and Pledgor represents and warrants that the execution and delivery of this Amendment has been authorized by all necessary action on the part of such Borrower or Pledgor, that the person executing this Amendment on behalf of such Borrower is duly authorized to do so and that this Amendment constitutes the legal, valid, binding and enforceable obligation of such Borrower or Pledgor.

6. Additional Documents. Each Borrower and Pledgor shall execute and deliver to Lender at any time and from time to time such additional amendments to the Loan Agreement and the Loan Documents as the Lender may request to confirm and carry out the transactions contemplated hereby or to confirm, correct and clarify the security for the Loan.

7. Continuation of the Loan Agreement, Etc. Except as specified in this Amendment, the provisions of the Loan Agreement and the Loan Documents shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Loan Agreement or the Loan Documents, the terms of this Amendment shall control.

8. Miscellaneous.

         a. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

         b. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         3. This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

         4. This Amendment constitutes the entire agreement between Borrowers, Pledgor and the Lender concerning the subject matter of this Amendment. This Amendment may not be amended or modified orally, but only by a written agreement executed by each Borrower and Pledgor and the Lender and designated as an amendment or modification of the Loan Agreement as amended by this Amendment.

         5. Execution of this Amendment is not intended to and shall not constitute a waiver by the Lender of any Event of Default or event that with notice or the passage of time, or both, would constitute an Event of Default.

         EXECUTED as of the date first set forth above.

                                     BORROWERS:

                                     METRETEK TECHNOLOGIES, INC., a Delaware
                                     corporation (f/k/a Marcum Natural Gas
                                     Services, Inc.)

                                     By: /s/ W. Phillip Marcum
                                         ---------------------------------------
                                         W. Phillip Marcum
                                         President and Chief Executive Officer


                                     METRETEK, INCORPORATED, a Florida
                                     corporation

                                     By: /s/ W. Phillip Marcum
                                         ---------------------------------------
                                         W. Phillip Marcum
                                         Chairman and Chief Executive Officer


                                     SOUTHERN FLOW COMPANIES, INC., a Delaware corporation

                                     By: /s/ W. Phillip Marcum
                                         ---------------------------------------
                                         W. Phillip Marcum
                                         Chairman and Chief Executive Officer


                                     PLEDGOR:

                                     SIGMA VI, INC., a Florida corporation

                                     By: /s/ W. Phillip Marcum
                                         ---------------------------------------
                                         W. Phillip Marcum
                                         Vice President


                                     LENDER:

                                     NATIONAL BANK OF CANADA, a Canadian
                                     chartered bank

                                     By: /s/ Raymond L. Yager
                                         ---------------------------------------
                                         Raymond L. Yager
                                         Vice President

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